UNANIMOUS WRITTEN CONSENT OF BOARD OF DIRECTORS
                                     OF
                              NBO SYSTEMS, INC.
                           A Maryland Corporation

     The corporation was incorporated on January 29, 2002.

     The initial directors appointed in the articles of incorporation are:
Keith A. Guevara, Randy J. Steck, Andrew Boyd-Jones.

     Resolved, that Keith A. Guevara be and hereby is appointed as Chairman of the Board, President and Chief Executive Officer.

Resolved, that Kent Jasperson be and hereby is appointed as Chief Accounting Officer, Secretary and Treasurer.

     Resolved that the corporation issue to NBO, INC., a Utah corporation, one share of common stock in consideration for $1.00. The president of the corporation is directed to take such action as necessary to issue the share of stock.

     Resolved that the corporation shall merge with NBO, INC., a Utah corporation, on the terms set forth in the CERTIFICATE OF OWNERSHIP AND MERGER attached to this Written Consent as Exhibit A. The president of the corporation is directed to take such action as necessary to effect such merger.

     This written consent is effective as of January 29, 2002.

/s/ Keith A. Guevara
Keith A. Guevara

/s/ Randy J. Steck
Randy J. Steck

/s/ Andrew Boyd-Jones
Andrew Boyd-Jones

                     CERTIFICATE OF OWNERSHIP AND MERGER

                                   MERGING

                                  NBO, INC.
                             A Utah corporation

                                    INTO

                              NBO SYSTEMS, INC.
                           A Maryland corporation

                                * * * * * * *

NBO, INC., a corporation organized and existing under the laws of Utah,

DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 23rd day of June, 1994, pursuant to the General Corporation law of the State of Utah.

     SECOND: That this corporation owns one hundred percentum of the outstanding shares of each class of the stock of NBO SYSTEMS, INC., a corporation incorporated on the 29th day of January, 2002, pursuant to the General Corporation Law of the State of Maryland.

     THIRD: (A) That the directors of NBO, INC., a Utah corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 29th day of January, 2002, determined to merge itself into said NBO SYSTEMS, INC., a Maryland corporation:

     RESOLVED, that NBO, INC., a Utah corporation, merge, and it hereby does merge itself into said NBO SYSTEMS, INC., a Maryland corporation, which assumes all of the obligations of NBO, INC., a Utah corporation.

     FURTHER RESOLVED, that the merger shall be effective upon filing with the Maryland State Department of Assessment and Taxation.

     FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

     Each outstanding share of common stock of NBO, INC., a Utah corporation, the merging corporation, shall be converted into one share of common stock of NBO SYSTEMS, INC., a Maryland corporation, the surviving corporation, and each outstanding share of preferred stock of NBO, INC., a Utah corporation, the merging corporation, shall be converted into one share of preferred stock of NBO SYSTEMS, INC., a Maryland corporation, the surviving corporation.

     (B) That the directors of NBO SYSTEMS, INC., a Maryland corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 29th day of January, 2002, determined to merge with said NBO, INC., a Utah corporation:

     RESOLVED, that NBO, INC., a Utah corporation, merge, and it hereby does merge itself into said NBO SYSTEMS, INC., a Maryland corporation, which assumes all of the obligations of NBO, INC., a Utah corporation.

     FURTHER RESOLVED, that the merger shall be effective upon filing with the Maryland State Department of Assessment and Taxation.

     FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

     Each outstanding share of common stock of NBO, INC., a Utah corporation, the merging corporation, shall be converted into one share of common stock of NBO SYSTEMS, INC., a Maryland corporation, the surviving corporation, and each outstanding share of preferred stock of NBO, INC., a Utah corporation, the merging corporation, shall be converted into one share of preferred stock of NBO SYSTEMS, INC., a Maryland corporation, the surviving corporation.

     FOURTH: that the proposed merger has been adopted, approved, certified, executed and acknowledged by NBO, INC., a Utah corporation, in accordance with the laws of the State of Utah under which the corporation was organized.

     FIFTH: (a) The total number of shares of stock that NBO, INC., a Utah corporation, has authority to issue is as follows:

     The corporation has authority to issue two classes of shares to be designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock that the Corporation is authorized to issue is twenty million (20,000,000), $.0005 par value per share. The total number of shares of Preferred Stock authorized is one million (1,000,000), $1.00 par value per share. The total number of shares that the corporation is authorized to issue is 21,000,000. The total par value of the authorized stock is $1,010,000.

     (b) The total number of shares of stock that NBO SYSTEMS, INC., a Maryland corporation, has authority to issue is as follows:

     The corporation has authority to issue two classes of shares to be designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock that the Corporation is authorized to issue is twenty million (20,000,000), $.0005 par value per share. The total number of shares of Preferred Stock authorized is one million (1,000,000), $1.00 par value per share. The total number of shares that the corporation is authorized to issue is 21,000,000. The total par value of the authorized stock is $1,010,000.

     SIXTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of NBO, INC., a Utah corporation, at any time prior to the time that this merger filed with the Secretary of State becomes effective.

     SEVENTH: NBO, INC., a Utah corporation, owns no interest in land in the State of Maryland.

     IN WITNESS WHEREOF, said NBO, INC., a Utah corporation, has caused this Certificate to be signed by Keith A. Guevara, its President, and Kent Jasperson, its Secretary, this 29th day of January, 2002, and each of the undersigned officers hereby swears under penalty of perjury under the laws of the State of Maryland that the foregoing is true and correct.
NBO, INC.


By/s/ Keith Guevara
Keith A. Guevara, President

Attested:


By/s/ Kent Jasperson
Kent Jasperson, Secretary


     IN WITNESS WHEREOF, said NBO SYSTEMS, INC., a Maryland corporation, has caused this Certificate to be signed by Keith A. Guevara, its President, and Kent Jasperson, its Secretary, this 29th day of January, 2002, and each of the undersigned officers hereby swears under penalty of perjury under the laws of the State of Maryland that the foregoing is true and correct.
NBO SYSTEMS, INC.


By/s/ Keith Guevara
Keith A. Guevara, President

Attested:


By/s/ Kent Jasperson
Kent Jasperson, Secretary